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                                                                    EXHIBIT 99.1




[NETMANAGE LOGO]                                                    NEWS RELEASE



Contacts:

Michael Peckham
Chief Financial Officer
NetManage, Inc.
408.973.7171
invest.rel@netmanage.com



             NETMANAGE REGAINS NASDAQ COMPLIANCE WITH THE BID PRICE
                        REQUIREMENT FOR CONTINUED LISTING

CUPERTINO, CA -- SEPTEMBER 23, 2002 -- NetManage, Inc. (Nasdaq: NMGDE), experts in host access and integration solutions, announced today that on September 18, 2002 it received a letter from The Nasdaq Stock Market, Inc., confirming that the Company has met the minimum bid price requirements and stating that the Company's securities will continue to be listed on the Nasdaq National Market. Continued listing is subject to the Company filing its Form 10-Q for the period ending June 30, 2002 and all amended public reports required to be filed with the Securities and Exchange Commission and Nasdaq on or before November 1, 2002 and otherwise continuing to comply with all other continued listing requirements of The Nasdaq National Market.

"We are pleased to remain on the Nasdaq National Market. Our balance sheet remains strong with over $30 million in cash and no debt at the end of our second quarter," said Zvi Alon, president, chairman and CEO of NetManage. "The re-audit, coinciding with our change in auditors from Arthur Andersen, continues but it is important to note that we do not anticipate that it will materially impact the preliminary second quarter results which we announced on July 24, 2002."

ABOUT NETMANAGE

Founded in 1990, NetManage, Inc. (Nasdaq: NMGDE), experts in host access and integration solutions, provides software and consulting services to extend and maximize a company's investment in existing legacy systems and applications. NetManage offers a full range of host access and host integration software and services for mid-size and Global 2000 enterprises. NetManage has more than 30,000 customers including 480 of the Fortune 500. NetManage sells and services its products worldwide through its direct sales force, international subsidiaries, and authorized channel partners. NetManage is




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headquartered in Cupertino and has offices worldwide. For more information, visit www.netmanage.com.


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(C)2002 NetManage, Inc., its subsidiaries, and its affiliates. All rights reserved.


NetManage, the NetManage logo, the lizard-in-the-box logo, RUMBA, ONESTEP, ViewNow, SupportNow, and OnWeb are either trademarks or registered trademarks of NetManage, Inc., its subsidiaries, and affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

This press release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties, including statements regarding the continued listing of the Company's common stock on The Nasdaq National Market. The Company's actual results could differ materially from the results discussed in the forward-looking statements. The factors that could cause or contribute to such differences include, among others, that the Company recently regained compliance with Nasdaq's $1.00 minimum bid price listing requirement and cannot predict whether the market price per share will remain in excess of the $1.00 minimum bid price or whether the Company can otherwise comply will all other continued listing requirements; that the Company has been notified by Nasdaq that it has failed to timely file its Form 10-Q for the period ended June 30, 2002 and, which subjects its common stock to delisting by The Nasdaq National Market unless the Company is able to comply with Nasdaq's continued listing condition that it file its Form 10-Q for the period ended June 30, 2002 on or before November 1, 2002; that the Company has not been profitable on an annual basis since 1995 and may never achieve profitability in the future; or that the Company will be restating certain financial results. Additional information on these and other risk factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K, Forms 10-Q, Forms 8-K and other documents filed with the Securities and Exchange Commission.